Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,
as Adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Plymouth Industrial REIT, Inc. (the "Registrant") for the quarter ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Jeffrey E. Witherell, Chairman of the Board, Chief Executive Officer and Director of the Registrant, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 14, 2017

/s/     JEFFREY E. WITHERELL

Jeffrey E. Witherell

Chief Executive Officer and
Chairman of the Board of Directors